Exhibit 5.1

Page 1

                      Patterson, Belknap, Webb & Tyler, LLP

                           1133 Avenue of the Americas
                             New York, NY 10036-6710
                                  212-336-2000

                                  July 21, 2000


Compositech Ltd.
710 Koehler Avenue
Ronkonkoma, New York  11779

Dear Sirs:

     We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Compositech Ltd., a Delaware corporation ("Compositech" or the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company described as follows: (i) 2,565,004 shares of issued and outstanding Common Stock (the "Shares"); (ii) 1,480,081 shares of Common Stock issuable in the event that certain outstanding promissory notes are converted into Common Stock pursuant to the terms thereof (the "Note Conversion Shares"); (iii) 1,745,000 shares of Common Stock (the "Series C Preferred Stock Conversion Shares") issuable in the event that the issued and outstanding shares of the Company's Series C 8% Convertible Preferred Stock, par value $.01 (the "Series C Preferred Stock"), are converted into Common Stock pursuant to the terms thereof; (iv) 3,260,000 shares of Common Stock (the "Series D Preferred Stock Conversion Shares") issuable in the event that the issued and outstanding shares of the Company's Series D 8% Convertible Preferred Stock, par value $.01 (the "Series D Preferred Stock"), are converted into Common Stock pursuant to the terms thereof; (v) 54,880 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants with an exercise price of $1.375 per share (the "$1.375 Warrants"); (vi) 542,380 shares of Common Stock which may be issuable upon exercise of Common Stock Purchase Warrants with an exercise price of $0.688 (the "$0.688 Warrants"); (vii) 87,500 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants with an exercise price of $2.125 per share (the "$2.125 Warrants");
(viii) 112,500 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants with an exercise price of $2.131 per share (the "$2.131 Warrants"); (ix) 40,000 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants with an exercise price of $2.25 per share (the "$2.25 Warrants"); (x) 125,000 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants with an exercise price of $2.372 per share (the "$2.372 Warrants"); (xi) 107,500 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants with an exercise price of $2.647 per share (the "$2.647 Warrants"), (xii) 12,500 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants with an exercise price of $1.094 per share (the "$1.094 Warrants"); (xiii) 25,000 shares of Common Stock



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issuable upon the exercise of Common Stock Purchase Warrants with an exercise price of $1.125 per share (the "$1.125 Warrants"); (xiv) 25,000 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants with an exercise price of $1.156 per share (the "$1.156 Warrants"); (xv) 5,750 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants with an exercise price of $1.188 per share (the "$1.188 Warrants"); (xvi) 316,871 Shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants with an exercise price of $1.20 per share (the "$1.20 Warrants");
(xvii) 25,000 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants with an exercise price of $1.219 per share (the "$1.219 Warrants"); (xviii) 25,000 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants with an exercise price of $1.245 per share (the "$1.245 Warrants"); (xix) 135,000 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants with an exercise price of $1.250 per share (the "$1.250 Warrants"); (xx) 129,000 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants with an exercise price of $1.272 per share (the "$1.272 Warrants"); (xxi) 6,250 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants with an exercise price of $1.281 per share (the "$1.281 Warrants"); (xxii) 23,750 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants with an exercise price of $1.50 per share (the "$1.50 Warrants"); (xxiii) 709,849 shares of Common Stock issuable upon exercise of a Common Stock Warrant with an exercise price of $0.7326 (the "$0.7326 Warrants"); and (xiv) 12,500 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants with an exercise price of $1.563 per share (the "$1.563 Warrants", collectively with the $1.375 Warrants, the $0.688 Warrants, the $2.125 Warrants, the $2.131 Warrants, the $2.25 Warrants, the $2.372 Warrants, the $2.647 Warrants, the $1.094 Warrants, the $1.125 Warrants, the $1.156 Warrants, the $1.188 Warrants, the $1.20 Warrants, the $1.219 Warrants, the $1.245 Warrants, the $1.250 Warrants, the $1.272 Warrants, the $1.281 Warrants, the $1.50 Warrants, and the $0.7326 Warrants, the "Warrants"). You have requested that we furnish our opinion as to the matters set forth below.

     In this connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have considered necessary or advisable for the purpose of this opinion. We have relied as to factual matters on certificates or other documents furnished by the Company or its officers and directors and by governmental authorities and upon such other documents and data as we have deemed appropriate. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have not independently verified such information and assumptions. We express no opinion as to the law of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

     Subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized and are validly issued, fully paid and nonassessable; (ii) the Note Conversion Shares have been duly authorized and, upon conversion of the related promissory notes, will be validly issued, fully paid and nonassessable;
(iii) the Series C Preferred Stock Conversion Shares have been duly authorized and, upon conversion of the Series C Preferred Stock, will be validly issued



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fully paid and nonassessable; (iv) the Series D Preferred Stock Conversion
Shares have been duly authorized and, upon conversion of the Series D Preferred Stock, will be validly issued, fully paid and nonassessable; and (v) the aforesaid shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and, upon delivery and payment therefor pursuant to the respective terms of the Warrants, will be validly issued, fully paid and nonassessable.

     This opinion letter is delivered as of the date hereof and is based on the facts and circumstances existing as of the date hereof and upon the current state of the law. It is possible that further changes or developments in facts, circumstances, or New York or Delaware law or United States federal law could alter or affect such opinions; however, we undertake no obligation to update or supplement this opinion or to advise you of any such changes that may hereafter come to our attention.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm which appears in the Prospectus constituting a part thereof under the caption "Legal Opinions." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                         Very truly yours,

                                         PATTERSON, BELKNAP, WEBB & TYLER LLP



                                         By: /s/ Edward F. Cox
                                             -----------------------------------
                                             Edward F. Cox, a Member of the Firm